UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023
________________________
BALLY'S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
Bally's Corporation (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) virtually on May 17, 2023. There were 45,935,352 outstanding shares of common stock entitled to vote at the Annual Meeting, of which 34,781,682 were present or represented by proxy. The Company’s shareholders voted on three proposals at the Annual Meeting. The results of voting on three proposals, including final voting tabulations, are set forth below.

Proposal 1 - Election of Directors

At the Annual Meeting, the shareholders elected George T. Papanier and Jeffrey W. Rollins to serve as directors for a term of three years. The vote was as follows:

	For	Withheld	Broker Non-Votes
George T. Papanier	31,302,464	753,421	2,725,797
Jeffrey W. Rollins	25,923,095	6,132,790	2,725,797

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, the shareholders approved the ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The vote was as follows:

For	Against	Abstain	Broker Non-Votes
34,408,015	207,867	165,800	—

Proposal 3 - Approval, on a Non-binding Advisory Basis, of the Compensation of the Company's Named Executive Officers

At the Annual Meeting, the vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was as follows:

For	Against	Abstain	Broker Non-Votes
30,446,936	1,450,868	158,081	2,725,797

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Kim Barker Lee
Name:	Kim Barker Lee
Title:	Chief Legal Officer

Date: May 18, 2023